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                                Exhibit (8)(q)(3)

                   Amendment No. 3 to Participation Agreement
                                   (Fidelity)

                AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT AMONG

                       VARIABLE INSURANCE PRODUCTS FUND,

                        FIDELITY DISTRIBUTORS CORPORATION

                                      and

                           PFL LIFE INSURANCE COMPANY

     WHEREAS, Variable Insurance Products Fund (the "Fund"), Fidelity Distributors Corporation (the "Underwriter") and PFL Life Insurance Company (the "Company") have previously entered into a Participation Agreement ("the Agreement") dated April 1, 1991 (as amended) and desire to adjust certain provisions of the Agreement; and

     WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act or will not register the Account in proper reliance upon an exclusion from registration under the 1940 Act; and

     WHEREAS, the Company has issued or will issue certain variable life insurance or variable annuity contracts (including any certificates thereunder) supported wholly or partially by the Account (the "Contract"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

     NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

1. Paragraph 2.1 of the Agreement shall be amended by striking that paragraph and adding the following:

     2.1 The Company represents and warrrants that the Contracts are or will be registered under the 1933 Act or that the Contracts are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Iowa insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or that it has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

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2.   This Schedule A replaces and supersedes Schedule A of the Participation
Agreement dated April 1, 1991 (as amended) among the Variable Insurance Products Fund, Fidelity Distributors Corporation and PFL Life Insurance Company.

                                   SCHEDULE A
                                   ----------
                                    Accounts
                                    --------

                                                      Date of Resolutions of
                                                      Company's Board that
    Name of Contracts      Name of Accounts           established the Accounts
-------------------------  -------------------------  --------------------------

Fidelity Income Plus       Fidelity Variable Annuity  August 24, 1979 (by an
Individual Variable        Account                    affiliate subsequently
Annuity Contracts                                     acquired by the Company)

PFL Retirement Builder     PFL Retirement Builder     March 29, 1996
Individual Variable        Variable Annuity Account
Annuity Contracts

PFL Retirement Builder     PFL Retirement Builder     March 29,1996
Immediate Variable         Variable Annuity Account
Annuity Contracts

Portfolio Select           PFL Retirement Builder     March 29,1996
Individual Variable        Variable Annuity Account
Annuity Contracts

Advantage V                PFL Corporate Account One  August 10,1998

PFL Variable Universal     PFL Variable Life          July 1,1999
Life Policy                Account A

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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this Amendment No.3, it is understood and agreed that the provisions of this Amendment No.3 shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of this 1st day of September, 1999.

                                        PFL LIFE INSURANCE COMPANY


                                        By:  /s/ William L. Busier
                                            ------------------------------------

                                        Name:  William L. Busier
                                              ----------------------------------

                                        Title:  President
                                               ---------------------------------


                                        VARIABLE INSURANCE PRODUCTS FUND

                                        By:  /s/ Robert C. Pozen
                                            ------------------------------------

                                        Name:  Robert C. Pozen
                                              ----------------------------------

                                        Title:  Senior Vice President
                                               ---------------------------------


                                        FIDELITY DISTRIBUTORS CORPORATION


                                        By:  /s/ Kevin J. Kelly
                                            ------------------------------------

                                        Name:  Kevin J. Kelly
                                              ----------------------------------

                                        Title:  Vice President
                                               ---------------------------------